                                    EXHIBIT C

                   AGREEMENT FOR JOINT FILING PURSUANT TO RULE
              13d-1(f)(1) UNDER THE SECURITIES EXCHANGE ACT OF 1934


         Pursuant to 17 CFR 240.13D-1(F)(1) under the Securities Exchange Act of 1934, as amended, the undersigned do hereby agree in writing that a Schedule 13D with respect to the common stock of Stewart & Stevenson Services, Inc. be and is filed on behalf of each of them. The undersigned further recognize that each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of any information concerning them contained therein. The undersigned further constitute and appoint Donald E. Stevenson as their lawful attorney-in-fact and agent, to execute and file such Schedule 13D, and any amendments thereto on their behalf.

         Dated as of this 16th day of February, 1999.



                                            /s/ DONALD E. STEVENSON
                                     -------------------------------------------
                                                Donald E. Stevenson


                                      /s/ KATHLEEN CYNTHIA PICKETT STEVENSON
                                     -------------------------------------------
                                          Kathleen Cynthia Pickett Stevenson,
                                             as Proxy for Madlin Stevenson


                                             /s/ KEITH T. STEVENSON
                                     -------------------------------------------
                                                 Keith T. Stevenson


                                              /s/ MADLIN STEVENSON
                                     -------------------------------------------
                                                  Madlin Stevenson



                                     TRUST FOR THE BENEFIT OF DONALD AND
                                     KEITH STEVENSON UNDER THE WILL
                                     OF J. R. STEVENSON, DECEASED


                                     By:  /s/ MADLIN STEVENSON
                                        ----------------------------------------
                                              Madlin Stevenson, Trustee

                                     THE DONALD E. STEVENSON TESTAMENTARY TRUST



                                     By:  /s/ KEITH T. STEVENSON
                                        ----------------------------------------
                                              Keith T. Stevenson, Trustee


                                     ESTATE OF MILDRED DOYLE STEVENSON



                                     By: /s/ DONALD E. STEVENSON
                                        ----------------------------------------
                                             Donald E. Stevenson, Co-Executor


                                     By: /s/ KEITH T. STEVENSON
                                        ----------------------------------------
                                             Keith T. Stevenson, Co-Executor